                                                                   Exhibit 10.32

                    COMMUTATION AND MUTUAL RELEASE AGREEMENT

This COMMUTATION AND MUTUAL RELEASE AGREEMENT (the "AGREEMENT") made as of and dated the 21st day of November, 2005 by and among HOUSTON CASUALTY COMPANY, U.S.
SPECIALTY INSURANCE COMPANY, HCC SPECIALTY INSURANCE COMPANY, HCC REINSURANCE
COMPANY LIMITED AND HOUSTON CASUALTY COMPANY EUROPE SEGUROS Y REASEGUROS S.A.
(individually, a "REASSURED" and collectively, the "REASSUREDS") and QUANTA
REINSURANCE LIMITED (the "REINSURER") (The Reassureds and the Reinsurer are
collectively herein referred to as "PARTIES").

WHEREAS, the Parties have entered into certain reinsurance agreements as listed below whereby the Reinsurer agreed to reinsure the Reassureds pursuant to the terms and subject to the conditions of the reinsurance agreements:

     Obligatory Quota Share Reinsurance Agreement Reference No: 044073-Section
     A, effective for the treaty period January 1, 2004 to January 1, 2005 attached hereto as Exhibit A;

     USA D&O Liability Obligatory Quota Share Reinsurance Agreement Reference
     No: 044073-Section B, effective for the treaty period January 1, 2004 to
     January 1, 2005 attached hereto as Exhibit B;

     Obligatory Quota Share Reinsurance Agreement Reference No: 044093 effective for the treaty period October 1, 2004 to January 1, 2005 attached hereto as
     Exhibit C; and

     Obligatory Quota Share Reinsurance Agreement Reference No: 054073 effective for the treaty period January 1, 2005 to January 1, 2006 attached hereto as
     Exhibit D

The above listed reinsurance agreements are jointly referred to as the
"Reinsurance Agreements"; and

WHEREAS, the Parties desire to terminate the Reinsurance Agreements and fully and finally settle and commute, by means of the payment referred to in Article 1 hereof (the "Commutation Payments"), any and all past, present and/or future rights, privileges, duties, obligations and liabilities under the Reinsurance
Agreements, to fully and forever release and discharge one another with respect to the Reinsurance Agreements, and to enter into mutual releases thereto on the terms set forth in this Agreement; and

WHEREAS, this Agreement is the result of a compromise freely entered into by the
Parties (following advice from their professional advisors) for their mutual benefit, releasing them from their respective obligations under the Reinsurance
Agreements as set forth in this Agreement; and

WHEREAS, this Agreement shall apply only to the Reassureds and the Reinsurer executing this Agreement and as their interests in the Reinsurance Agreements are specified thereon.

NOW, THEREFORE, intending to be legally bound, in consideration of the covenants, promises, agreements, assumptions, releases, representations and warranties set forth herein and the payments to be made hereunder and other good and valuable consideration recited as set forth herein, the Parties agree as follows:

ARTICLE 1. PAYMENT & TERMINATION OF COLLATERAL

A.   The Reinsurer shall pay to the Reassureds commutation payments as calculated on Schedule 1 hereto in the amounts and in the currencies listed below (the "Commutation Payments") for 100% of the liabilities of Reinsurer under the Reinsurance Agreements by wire transfer to the accounts detailed below in Article 1B in full without set off or counterclaim and clear of any deductions not later than Monday, November 28, 2005:

       CONTRACT                 USD               GBP               EUR              CAD
       --------          ----------------   ---------------   ---------------   ------------

US 044073-Section B      USD11,946,758.26         -0-               -0-              -0-
US 054073-Section A      USD 3,363,879.02         -0-               -0-              -0-
Int'l 044073-Section A   USD 2,309,738.23   GBP  680,764.43   EUR1,259,140.91   CAD37,840.69
Int'l 054073-Section B   USD   469,102.23   GBP1,543,486.89   EUR  522,150.46        -0-
Int'l 044073             USD 2,454,295.02   GBP  794,008.28   EUR1,120,629.03   CAD56,761.03
                         ----------------   ---------------   ---------------   ------------
Total                    USD20,543,772.76   GBP3,018,259.60   EUR2,901,920.40   CAD94,601.72
                         ----------------   ---------------   ---------------   ------------

B.   Payments in USD and CAD to be wired to:
     Wells Fargo Bank
     Account Number: 4159-734433
     ABA Number: 121000248
     For Benefit of: HCC Insurance Holdings, Inc.
     Payments in GBP to be wired to:
     Natwest Bank
     Account Number: 36298131
     Swift code: NWBKGB2L
     Sort code: 60-00-01
     For Benefit of: HCC Insurance Holdings, Inc
     Payments in EUR to be wired to:
     Natwest Bank
     Account Number: 42023106
     Swift code: NWBKGB2L
     Sort code: 60-00-01
     For Benefit of: HCC insurance Holdings, Inc.

C.   The Reassureds shall accept the Commutation Payments set forth in Article
     1A herein, which each party agrees shall serve as full and final settlement of any and all amounts claimed heretofore or hereinafter to be due by either party to the other party, arising under, in respect of or in any way related to the Reinsurance Agreements.

D.   Upon receipt of the Commutation Payments, the Reassureds will release the amount equal under each of the Letters of Credit as Scheduled below:

                                        LOC BALANCE    AMOUNT TO     AMOUNT TO
BENEFICIARY      BANK      LOC NUMBER    @ 11/18/05   BE RETAINED   BE RELEASED
-----------   ---------   -----------   -----------   -----------   -----------
     HC       JP Morgan   U-612395       6,592,609     4,030,697     2,561,912
     HC       JP Morgan   U-612397       1,171,253        -0-        1,171,253
     HC       JP Morgan   U-619969       7,057,077        -0-        7,057,077
     HC       JP Morgan   U-249982       1,111,895        -0-        1,111,895
     HC       JP Morgan   TUTS-644937    2,009,003        -0-        2,009,003
     HC       JP Morgan   TUTS-644934      331,800        -0-          331,800
   USSIC      JP Morgan   U-612396         706,610        -0-          706,610
   USSIC      JP Morgan   U-619970       3,159,612        -0-        3,159,612
   USSIC      JP Morgan   U-250140       2,884,181     1,000,000     1,884,181

     The Reinsurer and Reassureds agree that the amounts to be retained reflected in the Schedule above shall remain outstanding under letters of credit as security for agreements of reinsurance between the Parties other than the Reinsurance Agreements that are the subject of this Commutation and Mutual Release Agreement.

ARTICLE 2. MUTUAL RELEASE

A.   Simultaneous with payment of the Commutation Payments by the Reinsurer to the Reassureds and the release of amounts under the Letters of Credit by the Reassureds to the Reinsurer, the Reinsurer on behalf of itself and its predecessors, successors, assigns, and their past, present and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys, and legal representatives hereby releases, acquits, and forever discharges the Reassureds, its predecessors, successors, assigns, and their past, present, and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys, and legal representatives from any and all claims, debts, demands, causes of action, liabilities, obligations, costs, disbursements, fees, attorneys' fees, expenses, damages, and injuries of every kind, nature, and description based on, relating to, or arising out of the Reinsurance Agreements and any applicable letters of credit, trust, or other collateral, including, but not limited to, any common-law or statutory claims for fraud and misrepresentation, or statutory RICO claims, whether or not now known, suspected, reported, or claimed, whether fixed or contingent, and whether currently existing or arising in the future.

B.   Simultaneous with payment of the Commutation Payments by the Reinsurer to the Reassureds and the release of amounts under the Letters of Credit by the Reassureds to the Reinsurer, the Reassureds on behalf of themselves and their predecessors, successors, assigns, and their past, present, and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys, and legal representatives, hereby releases, acquits, and forever discharges the Reinsurer, its predecessors, successors, assigns, and their past, present, and future officers, directors, shareholders, employees, agents, receivers, trustees, attorneys, and legal representatives, from any and all claims, debts, demands, causes of action, liabilities, obligations, costs, disbursements, fees, attorneys' fees, expenses, damages, and injuries of every kind, nature, and description based on, relating to, or arising out of the Reinsurance Agreements and any applicable letters of credit, trust, or other collateral, including, but not limited to, any common-law or statutory claims for fraud and misrepresentation, or statutory RICO claims, whether or not now known, suspected, reported, or claimed, whether fixed or contingent and whether currently existing or arising in the future.

C.   The Parties releasing claims under this Agreement expressly assume the risk that acts, omissions, matters, causes or things may have occurred which are not known or are not suspected to exist by one or more of them. The Parties to the fullest extent permitted by law hereby waive the terms and provisions of any statute, rule or doctrine of common law which either:

     (i)  narrowly construes releases purporting by their terms to release claims in whole or in part based upon, arising from or related to such acts, omissions, matters, causes or things, or,

     (ii) which restricts or prohibits the releasing of such claims.

D.   This Agreement is made without any admission of liability or wrongdoing by any party, and the existence of this Agreement or the use of any term or condition herein shall not be used as an admission or evidence against any party in any subsequent dispute, action or proceeding. Nothing in this
     Article 2, however, shall prevent any party from relying upon and enforcing the terms of this Agreement.

ARTICLE 3. OTHER

A.   This Agreement shall be binding upon and shall inure to the benefit of the
     Parties hereto and their respective predecessors, successors and assigns, officers, directors, employees, agents, attorneys, stockholders, parents, affiliates and subsidiaries (including without limitation, any receiver, conservator, rehabilitator, liquidator, provisional liquidator, trustee or other statutory successor or quasi-statutory successor) upon its execution.

B.   The Parties represent and warrant, severally, that they and the natural person signing this Agreement on behalf of each Party has the necessary right, power and authority to act on behalf of the Party or Parties for whom or which they are signing. All signatories to this Agreement represent and warrant, that they have the right, power and authority to execute this
     Agreement on behalf of the Party or Parties for whom or which they are signing.

C.   This Agreement shall constitute the entire agreement between the Parties hereto related to the Reinsurance Agreements, superseding all negotiations, prior discussions, representations, promises, understandings, oral or written, expressed or implied, concerning the Reinsurance Agreements which have been made prior to or contemporaneous with this Agreement's execution.
     This Agreement may not be amended except by written amendment executed by each of the Parties. The Parties agree that this Agreement is not a contract uberrimae fidei. This Agreement is intended to resolve fully and finally any and all rights and liabilities of the Parties under the
     Reinsurance Agreements and no Party shall:

     (i)  have any remedy in respect of any representation, warranty or undertaking of any other party which is not expressly set out or referred to in this Agreement and upon which reliance may have been placed prior to and/or when entering into this Agreement, except in respect of fraudulent misrepresentation, and

     (ii) seek to re-open or set aside this Agreement or the Reinsurance
          Agreements on any grounds whatsoever, including without limitation, that this Agreement or the Reinsurance Agreements are void or avoidable on the basis that any of the Parties in the future becomes aware of any mistake of law (including any such mistake arising as a result of a subsequent change in the law which shall include, without limitation, a settled understanding of the law which is subsequently departed from by judicial decision) or any mistake of fact, in any way whatsoever connected with or related to this Agreement or the
          Reinsurance Agreements.

D.   The Parties hereby agree that neither they nor their respective professional advisers attorneys, agents, representatives and affiliates, will make any public disclosure of the terms and conditions of this
     Agreement (but not the existence) and will not disclose the terms and conditions of this Agreement to anyone other than is necessary to effectuate the terms and conditions of this Agreement except that the
     Parties may disclose the terms and conditions of this Agreement to and through their attorneys, accountants and auditors for legitimate business purpose where a specific need for such disclosure arises in the judgment of such attorneys, accountants and auditors, rating agencies or in response to lawful process or requirement. Notwithstanding the foregoing, nothing in this Article 3D shall restrict the ability of the Parties to disclose the terms and conditions of this Agreement to their shareholders, retrocessionaires or to regulatory entities or in connection with reports and statements that they may be required from time to time to file or submit to government agencies.

     In the event disclosure is to be made pursuant to this Article 3D, other than under the exceptions noted above, the disclosing party shall take all steps necessary to preserve the confidentiality of such information, including giving prior written notice to the other party, specifying the information to be disclosed, the manner of disclosure, and to whom disclosure is to be made. The other, non-disclosing party shall be provided a reasonable opportunity to oppose such disclosure.

     Any third party to whom disclosure is made by the Reinsurer or the
     Reassureds shall be bound by this Article 3D and shall so state in writing to the parties hereto prior to disclosure.

E.   Each of the Parties expressly represents and warrants, severally, that:

     (i)  they have not previously assigned or purported to assign any right or obligation under the Reinsurance Agreements, nor any claims intended to be released by this Agreement, to any third party;

     (ii) they are not aware of any third party who might assert some interest in any claims intended to be released hereunder;

     (iii) they are a company in good standing under their respective place of domicile;

     (iv) they are not now insolvent nor have any reasonable belief that they may be found to be insolvent within the one (1) year period immediately following the date hereof;

     (v)  they are not aware of any pending agreements, transactions or negotiations to which they or their subsidiaries or affiliates are a party that would render this Agreement, or any part thereof, void, voidable, avoidable or unenforceable;

     (vi) all judicial, statutory, regulatory, administrative, and/or ministerial actions necessary for the execution, delivery, and performance of this Agreement by each Party have been or will be duly taken, and that no further action, consent, or approval of any person, entity, court, or other governmental authority, is required by either party for the lawful execution or delivery of this Agreement or the lawful performance and consummation of the transactions contemplated herein, nor will such transactions violate any provision of any law or conflict with any order, writ, injunction, or decree of any court or any other governmental authority;

     (vii) they are not making any representations as to any fact or circumstance other than those contained within this Agreement; and

     (viii) they are not relying upon the other, nor upon any person, third party, or anything other than its own independent knowledge and judgment and the advice of its own counsel in entering into this
          Agreement.

F.   If any provision of this Agreement is held by a court of competent jurisdiction to be invalid, the remaining provisions shall remain in full force and effect; provided, however, that in the event that any court of competent jurisdiction or governmental agency renders an order, ruling, or other determination declaring this Agreement or any material provision of this Agreement null and void, it is mutually agreed by the Reinsurer and the Reassureds that each shall be restored to the position it was in just prior to entering into this Agreement.

G.   Waiver by any of the Parties of any term, provision, or condition of this
     Agreement shall not be construed to be a waiver of any other term, provision, or condition hereof, nor shall such waiver be deemed a waiver of any subsequent breach of the same term, provision, or condition. The failure of any Party to enforce any of the provisions herein shall not be construed to be a waiver of the right of such Party to enforce any such provisions.

H.   The Parties to this Agreement are entering into it in good faith, at arm's length, and in the regular course of business, and are in agreement that the Agreement is valid and enforceable in all respects.

I.   The Parties acknowledge that disputes between the Company and other reinsurers concerning the Reinsurance Agreements may have arisen, or may arise in the future, and that information about the facts and arguments in such disputes, or about the resolution of such disputes, may emerge after the date of this Agreement. The Parties hereby agree, however, that this
     Agreement is final and binding and cannot be voided or re-opened by either side for any reason, including in respect of any later discovered or later developing facts, arguments, court determinations or dispute resolutions.

J.   Each Party agrees that it shall, from time to time, upon the reasonable request of the other Party, execute and deliver any further documents which may be required to fully implement the intent of this Agreement.

K.   This Agreement may be executed and delivered is multiple counterparts, each of which, when so executed and delivered, shall be an original, but such counterparts shall together constitute but one and the same instrument and agreement.

L.   In consideration of the mutual covenants and agreements contained herein, each Party hereto agrees that this Agreement, and each and every provision hereof, is and shall be enforceable by and between them according to its terms, and each Party does hereby agree that it shall not, directly or indirectly, contest the validity or enforceability hereof.

M.   This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without regard to its conflicts of law principles.

                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the Parties have executed this Agreement by and their respective authorized officers or legally empowered agents or representatives.

REASSUREDS:

HOUSTON CASUALTY COMPANY

By: /s/ Michael J. Schell
    ---------------------------------
Name: Michael J. Schell
Title: President and Chief Executive
       Officer
Date: November 21, 2005

U.S. SPECIALTY INSURANCE COMPANY

By: /s/ Michael J. Schell
    ---------------------------------
Name: Michael J. Schell
Title: President and Chief Executive
       Officer
Date: November 21, 2005

HCC SPECIALTY INSURANCE COMPANY

By: /s/ Michael J. Schell
    ---------------------------------
Name: Michael J. Schell
Title: President and Chief Executive
       Officer
Date: November 21, 2005

HCC REINSURANCE COMPANY LIMITED

By: /s/ Michael J. Schell
    ---------------------------------
Name: Michael J. Schell
Title: President and Chief Executive
       Officer
Date: November 21, 2005

HOUSTON CASUALTY COMPANY EUROPE SEGUROS
Y REASEGUROS S.A.

By: /s/ Michael J. Schell
    ---------------------------------
Name: Michael J. Schell
Title: President and Chief Executive
       Officer
Date: November 21, 2005

REINSURER:

QUANTA REINSURANCE LIMITED

By: /s/ John Paul Kennedy, Jr.
    ---------------------------------
Name: John Paul Kennedy, Jr.
Title: Senior Vice President
Date: November 21, 2005